UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

C3.AI, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
1400 Seaport Blvd
Redwood City, CA
(Address of Principal Executive Offices)
001-39744
(Commission File Number)

26-3999357
(IRS Employer Identification No.)
94063
(Zip Code)
(650) 503-2200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Ruling on Motion to Dismiss Securities Class Action Complaint
As previous disclosed, a putative securities class action complaint (captioned The Reckstin Family Trust v. C3.ai, Inc. et al., No. 4:22-cv-01413-HSG) was filed on March 4, 2022, in the U.S. District Court for the Northern District of California against C3.ai, Inc. (the “Company”) and certain current and former officers and directors.
On March 12, 2026, the Court issued an order granting in part and denying in part the defendants’ motions to dismiss the third amended complaint. By this order, the Court dismissed three of the five causes of action, reducing the matters at issue to a single sentence in the Registration Statement issued in connection with the Company’s initial public offering on or about December 9, 2020 (“Registration Statement”).
The Court dismissed with prejudice (i) all claims for purportedly misleading statements alleged to have been made with intent to deceive in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and SEC Rule 10b-5, and (ii) all claims against certain defendants alleging insider trading in violation of Section 20A of the Exchange Act. Because these claims were dismissed with prejudice, the plaintiffs cannot amend and reassert them.
What remains in the case are narrow claims under Sections 11 and 15 of the Securities Act of 1933, concerning the following statement in the Registration Statement, which the plaintiffs contend was false or misleading:
“During the fiscal year ended April 30, 2020, we recognized as revenue the full value of the first year of the direct subscription agreement and the value of deals brought in by Baker Hughes through the reseller arrangement.”
All other previously alleged misstatements or omissions, including those concerning the Company’s access to Baker Hughes’ salesforce and other strategic partnership representations, were dismissed and are no longer part of the case.
The Company believes the remaining claims are without merit. The single statement remaining at issue in the case is consistent with the financials set forth in the Company’s 2022 Form 10-K, which demonstrate that Baker Hughes generated millions in revenue from the sale of C3 products during Fiscal Year 2020. The Company intends to continue to vigorously defend this matter and looks forward to a final resolution.

Caution Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of United States federal securities laws. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements, including our statements regarding our expectations around the pending litigation, largely on our current expectations and projections about future events. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions, including, among other things, the risk that the remaining claims may not be resolved in our favor, which could lead to unexpected costs, liabilities, or delays in the resolution of this matter. Further information on risks that could affect the Company’s results is included in our filings with SEC, including our Form 10-K for the year ended April 30, 2025, our Form 10-Qs for the quarters ended October 31, 2025 and January 31, 2026, and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: March 24, 2026
	By:	/s/ Stephen Ehikian
Stephen Ehikian
Chief Executive Officer